SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 26, 2012

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e):

Bernard Gutmann, New Executive Vice President and Chief Financial Officer:

Effective September 26, 2012, Bernard Gutmann was appointed Executive Vice President and Chief Financial Officer of ON Semiconductor Corporation (“Corporation”) and Semiconductor Components Industries, LLC (“SCILLC”), the wholly-owned primary operating company of the Corporation. Mr. Gutmann (age 53) has over 30 years of experience in finance, accounting and analysis has worked with ON Semiconductor in various positions for over thirteen years. Before his recent promotion to Executive Vice President and Chief Financial Officer, Mr. Gutmann worked with the Corporation as Vice President, Corporate Analysis & Strategy of SCILLC, serving in that position from April 2006 to his recent promotion. Mr. Gutmann also continues to serve as the Chief Financial Officer of SANYO Semiconductor Co., Ltd., the Corporation’s wholly-owned subsidiary, a position he has held since March 2011. In these roles, his responsibilities have included finance integration, financial reporting, restructuring, tax, treasury, and financial planning and analysis. From November 2002 to April 2006, Mr. Gutmann served as Vice President, Financial Planning and Analysis and Treasury of SCILLC. From September 1999 to November 2002, he held the position of Director, Financial Planning and Analysis of SCILLC. Prior to joining the Corporation, Mr. Gutmann served in various positions with Motorola, Inc. from 1982 to 1999. Mr. Gutmann earned a Bachelor of Science degree with highest honors in management engineering from Worcester Polytechnic Institute in Worcester, Massachusetts.

Also effective as of September 26, 2012, Mr. Gutmann and SCILLC entered into an employment agreement (“Agreement”). The Agreement provides for a base salary of $396,000 per year, subject to review by the Corporation’s Board of Directors and/or its Compensation Committee (both or either referred to herein as, the “Board”) from time-to-time. The Agreement specifies a discretionary incentive target amount for Mr. Gutmann under the Corporation’s bonus program of up to a target of 80% of his base salary during the performance cycle or an additional amount as approved by the Board under the bonus program, depending upon such Board approval and how the Corporation and/or Mr. Gutmann perform in relation to specified performance criteria. The Agreement provides for the standard benefits that we make available to our executive officers, including a monthly car allowance of $1,200 and reimbursement of up to $10,000 per year for actual financial planning expenses, without any tax gross-ups. The Agreement has no specified term of years.

Under the Agreement, if SCILLC terminates Mr. Gutmann’s employment without “cause,” or he resigns for “good reason” (as those terms are defined in the Agreement), SCILLC will pay him: (i) a continuation of base salary for twelve months after the date of termination, subject to the restrictions noted below, in accordance with SCILLC’s ordinary payroll practices; (ii) any earned but unpaid bonus for any prior performance cycle; and (iii) a pro rata portion of his bonus, if any, for the current performance cycle. Mr. Gutmann would also be entitled to medical benefits for one year following termination and up to six months of outplacement assistance for a cost to SCILLC not to exceed $5,000. Notwithstanding the foregoing, the amount of base salary payments made pursuant to (i) above during the six-month period following Mr. Gutmann’s date of termination shall not exceed the severance pay exception limitation amount set forth in Section 409A of the Internal Revenue Code and any amount that is subject to the separation pay exception limitation shall be paid in a single lump sum on the six-month anniversary of the date of termination.

In the event of a “change in control” (as defined in the Agreement), if Mr. Gutmann’s employment is terminated (without cause or for good reason) within two years after a change in control, then he will be entitled to the aforementioned severance benefits. In addition, the Agreement provides that he will be entitled to accelerated vesting of (i) all of his outstanding unvested options and outstanding RSUs (including both time and performance based) as of the date Mr. Gutmann signed the Agreement, and (ii) his Promotion RSUs (defined below) and Promotion Options (defined below); plus the extension of exercisability of these same options, subject to certain restrictions.

Also under the Agreement, all severance benefits for Mr. Gutmann are subject to him signing (and not revoking) a general release and waiver (in the form reasonably acceptable to SCILLC) and his compliance with restrictive covenants that prohibit Mr. Gutmann during, and for one year after, the termination of his employment from soliciting any employee of the Corporation, SCILLC or their subsidiaries, or competing with SCILLC or its affiliates.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above description is qualified in its entirety by reference to the filed Agreement.

In connection with Mr. Gutmann’s appointment as Executive Vice President and Chief Financial Officer, the Compensation Committee of the Board has approved two promotional equity-based grants to Mr. Gutmann under the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan (“Amended and Restated SIP”). The first such promotion grant consists of time-based restricted stock units (“Promotion RSUs”) with an estimated aggregate grant date fair value of $500,000 computed in accordance with FASB ASC Topic 718, which grant date will be October 1, 2012 under the Corporation’s grant date policy. The second such promotion grant consists of time-based stock options (“Promotion Options”) to purchase shares of the Corporation’s common stock with an estimated value of $500,000 on the October 1, 2012 grant date. The number of shares of common stock underlying the Promotion RSUs will be determined by dividing $500,000 by the closing market price of the Corporation’s common stock on the date of grant. For purposes of granting new equity-based awards, the Corporation considers full-value awards, like RSUs, to be more valuable than stock options at a ratio of one RSU for every two stock options. Therefore, the number of shares of the Corporation’s common stock that may be purchased under the Promotion Options will be determined on the grant date by doubling the number of shares of common stock underlying the Promotion RSUs. The valuation of the Promotion Options described above is for grant purposes only and will likely differ from the value placed on such Promotion Options for financial reporting purposes and as found in the Corporation’s annual proxy statement.

The Promotion RSUs will vest annually on a pro rata basis over a three-year period beginning on the first anniversary of the grant date. The Promotion Options will vest annually on a pro rata basis over a four-year period beginning on the first anniversary of the grant date and will have an exercise price equaling the closing price of the common stock of the Corporation as quoted on NASDAQ on the grant date. Both the Promotion RSUs and the Promotion Options will be subject to additional terms and conditions under the Amended and Restated SIP, as well as in separate agreements governing the Promotion RSUs and Promotion Options.

Donald Colvin, Former Executive Vice President and Chief Financial Officer:

Effective September 26, 2012, Mr. Colvin resigned as the Corporation’s Executive Vice President and Chief Financial Officer. Mr. Colvin will remain with SCILLC during a transition period ending on October 31, 2012.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Employment Agreement between Semiconductor Components Industries, LLC and Bernard Gutmann dated as of September 26, 2012

99.1	News release for ON Semiconductor Corporation titled “ON Semiconductor Names New Chief Financial Officer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

Date: September 27, 2012	By:	/s/ KEITH JACKSON
	Name:	Keith Jackson
	Title:	Chief Executive Officer and President

Exhibit	Description

10.1	Employment Agreement between Semiconductor Components Industries, LLC and Bernard Gutmann dated as of September 26, 2012

99.1	News release for ON Semiconductor Corporation titled “ON Semiconductor Names New Chief Financial Officer”